                                                                   EXHIBIT 10(m)
                                                                  Execution Copy


                               FOURTH AMENDMENT TO
                                CREDIT AGREEMENT
                               -------------------



         THIS FOURTH AMENDMENT ("Amendment") dated as of March 15, 1999, by and among the borrowers listed on Schedule 1 (collectively "Companies") and Comerica Bank, a Michigan banking corporation ("Bank").

                                    RECITALS:

         A. Companies and Bank entered into a Credit Agreement dated as of June 13, 1996, which was amended by a First Amendment dated December 5, 1996, a Second Amendment dated March 31, 1997, and a Third Amendment dated April 22, 1998 (as amended, "Agreement").

         B. Companies and Bank desire to amend the Agreement and the Revolving Credit Note (as defined in the Agreement) as hereinafter set forth.

         NOW, THEREFORE, the parties agree as follows:

         1.    The definition of Revolving Credit Maturity Date set forth in
Section 1 of the Agreement is amended to read in its entirety as follows:

               "Revolving Credit Maturity Date' shall mean May 1, 2001."

         2.    Section 2.A is amended to read in its entirety as follows:

               "2.A.1 THE INDEBTEDNESS: Equipment Line of Credit"

               2.A.1 Bank may lend to Companies at any time and from time to time from the date hereof until the Equipment Line Maturity Date, sums not to exceed Two Million Dollars ($2,000,000) in aggregate principal amount. Each of the borrowings hereunder shall be evidenced by an Equipment Note. Bank shall not be obligated to make any advance under this Section 2.A.

               2.A.2 The indebtedness represented by each Equipment Note shall be payable in equal monthly principal installments equal to the amount necessary to amortize the original amount of the Equipment Note over a five year term commencing on the first day of the first month after such loan is made and on the first day of each month thereafter until the maturity date thereof, when the entire unpaid balance of principal and interest thereon shall be due and payable. The maturity date for each Equipment Note shall be the date which is five (5) years after the date thereof. In addition to the above required payments on principal, Company agrees to pay interest on the unpaid principal balance of each Equipment Note from time to time outstanding at a per annum rate equal to three quarters of one percent (3/4%) above the Prime Rate, provided, however, upon the occurrence of any Event of Default hereunder, interest shall be payable at a per annum rate of three and three quarters percent (3 3/4%) above the Prime Rate. Interest payments shall be made monthly, commencing on the first day of the first month following the advance under the applicable Equipment Note and on the first day of each month thereafter. Interest shall be computed on a daily basis using a year of 360 days for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime Rate on the date of such change in the Prime Rate.

               2.A.3 Bank shall not make advances under this Section 2.A unless Companies shall have first filed with Bank a request for draw in form acceptable to Bank executed by an authorized officer of Companies. Each such request for an advance shall be submitted to Bank not less than ten (10) days prior to the requested date of disbursement of the advance.

               2.A.4 Bank will approve requests for draws upon presentation by Company of such documents, instruments or opinions, in form and substance satisfactory to the Bank, as the Bank may require.

               2.A.5 Companies may prepay such Equipment Note in whole or in part without penalty. Any prepayments shall be applied to principal payments due under an Equipment Note in the inverse order of their maturities.

               2.A.6 Proceeds of each Equipment Note shall be used solely to finance the acquisition of machinery and equipment which is acceptable to Bank.

               2.A.7 The Companies shall pay to the Bank an equipment facility commitment fee quarterly in arrears commencing July 1, 1999, and within three Business Days after the last day of each calendar quarter thereafter. The fee shall be an amount equal to the average daily balance of the unborrowed portion of the equipment facility for the quarterly period then ending, multiplied by one half of one percent (1/2%). The fee shall be computed on the basis of a year of three hundred sixty (360) days and assessed for the actual number of days elapsed. Upon request of Companies, Bank shall provide to Companies the detail of Bank's computation of the fee. Whenever any payment of the fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day.

               2.A.8 The aggregate amount of advances available under this
         Section 2.A shall not exceed $2,000,000. Each advance shall be in an amount not less than $600,000."

         3. The first three sentences of Section 4.1 of the Agreement are amended to read in their entirety as follows:

               "The Revolving Credit Notes and the Advances under Section 2 hereof shall bear interest from the date thereof on the unpaid principal balance thereof from time to time outstanding, at a rate per annum equal to one quarter of one percent (1/4%) plus the Prime Rate. Interest shall be payable monthly on the first Business Day of each calendar month, commencing on the first Business Day of the calendar month during which such Advance is made, and at maturity. Notwithstanding the foregoing, from and after the occurrence of any Event of Default and during the continuation thereof, the Advances shall bear interest, payable on demand, at a rate per annum equal to three and one quarter percent (3 1/4%) above the Prime Rate."

         4. Sections 9.1, 9.2, 9.3 and 9.4 are amended to read in their entireties as follows:

               "9.1 Leverage Ratio. Beginning December 31, 1998, permit the Consolidated Leverage Ratio at any time to be more than 2.5 to 1.0."

               9.2 Cash Flow Coverage Ratio. Permit the Consolidated Cash Flow Coverage Ratio at any time to be less than the amounts specified below for the determination date specified below:


December 31, 1998                                           .25 to 1.0
March 31, 1999                                              .30 to 1.0
June 30, 1999                                               .30 to 1.0
September 30, 1999                                          .30 to 1.0
December 31, 1999 and as of the last day of each fiscal
   quarter thereafter                                       .50 to 1.0


               9.3 Current Ratio. Beginning December 31, 1998, permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities at any time to be less than 1.1 to 1.0.

               9.4 Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth at any time to be less than the following amounts during the periods specified below:

December 31, 1998                                           $16,500,000
January 1, 1999 through September 30, 1999                  $17,000,000
October 1, 1999 through December 30, 2000                   $17,500,000
December 31, 2000 and thereafter                            $18,000,000"


         5. The definition of "Measuring Period" is amended to read in its entirety as follows:

               "Measuring Period' shall mean for the determination date referred to below the applicable period shown opposite such determination date:

         Determination Date                  Measuring Period
         ------------------                  ----------------

         March 31, 1999                      January 1, 1999 through March 31, 1999
         June 30, 1999                       January 1, 1999 through June 30, 1999
         September 30, 1999                  January 1, 1999 through September 30, 1999
         December 31, 1999                   The four preceding fiscal quarters ending on such
         and the last day of each            determination date
         fiscal quarter thereafter"

         6. Companies hereby represent and warrant that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within each Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of any Company's Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of each Company set forth in Sections 7.1 through
7.15 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of each Company set forth in Section 7.16 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Companies in accordance with Section 10.1 of the Agreement; and (d) no Event of Default (as defined in the Agreement) or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, has occurred and is continuing as of the date hereof.

         7. Except as expressly provided herein, all of the terms and conditions of the Agreement remain unchanged and in full force and effect.

         8. This Amendment shall be effective as of the date first above written and the payment by Companies to Bank of a non-refundable amendment fee in the amount of $10,000.

IN WITNESS the due execution hereof as of the day and year first above written.


COMERICA BANK                              DETREX CORPORATION



By:         [SIG]                          By: GERALD J. ISRAEL
   ------------------------------             ------------------------------
                                                  Gerald J. Israel

Its: Assistant Vice President              Its:   Vice President-Finance and
                                                  Chief Financial Officer


                                           THE ELCO CORPORATION

                                           By: GERALD J. ISRAEL
                                              ------------------------------
                                                  Gerald J. Israel

                                           Its:   Treasurer


                                           HARVEL PLASTICS, INC.


                                           By: GERALD J. ISRAEL
                                              ------------------------------
                                                  Gerald J. Israel

                                           Its:   Director


                                           SEIBERT-OXIDERMO, INC.


                                           By: GERALD J. ISRAEL
                                              ------------------------------
                                                  Gerald J. Israel


                                           Its:   Treasurer

                                   SCHEDULE 1
                                   ----------



Detrex Corporation

The Elco Corporation

Harvel Plastics, Inc.

Seibert-Oxidermo, Inc.